Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 26, 2012
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2012 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported - Three-month periods ended March 31, 2012 and 2011:

KING OF PRUSSIA, PA - Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $128.6 million, or $1.31 per diluted share, during the first quarter of 2012 as compared to $114.2 million, or $1.15 per diluted share, during the comparable quarter of 2011.

Net revenues increased 4% to $1.83 billion during the first quarter of 2012 as compared to $1.76 billion during the first quarter of 2011.

Consolidated Results of Operations, As Adjusted - Three-month period ended March 31, 2012:

After adjusting the reported results for the three-month period ended March 31, 2012 to neutralize the net favorable impact of the items mentioned below, and as reflected on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), our adjusted net income attributable to UHS was $110.7 million, or $1.13 per diluted share, during the first quarter of 2012. There were no such adjustments required to our reported net income attributable to UHS for the first quarter of 2011.

As previously disclosed on April 12, 2012, and as indicated on the attached Supplemental Schedule, included in our net income attributable to UHS during the three-month period ended March 31, 2012, was an aggregate net favorable after-tax impact of $17.9 million, or $.18 per diluted share, consisting of the following:

•

a favorable after-tax impact of $18.8 million, or $.19 per diluted share, resulting from an agreement entered into with the United States Department of Health and Human Services, the Secretary of Health and Human Services, and the Centers for Medicare and Medicaid Services (referred to collectively as “HHS”) that is expected to result in an aggregate cash payment to us of approximately $36 million, the majority of which we expect to receive on or about June 30, 2012. After reductions for estimated related expenses and the portion attributable to third-party non-controlling ownership interests, this agreement, which was part of an industry-wide settlement with HHS related to litigation that was pending for several years contending that acute care hospitals in the U.S. were underpaid from the Medicare inpatient prospective payment system during a number of prior years, favorably impacted our pre-tax consolidated financial results by $30.2 million during the first quarter of 2012;

•

a favorable after-tax impact of $4.3 million, or $.04 per diluted share, representing the 2011 portion of the net Medicaid supplemental reimbursements we expect to receive pursuant to the Oklahoma Supplemental Hospital Offset Payment Program (“SHOPP”). Pursuant to the terms and conditions of the SHOPP program, during the state’s fiscal years of 2012 and 2013, we estimate that we are entitled to annual net reimbursements of approximately $14 million, retroactive to July 1, 2011;

•

an aggregate unfavorable after-tax impact of $5.1 million, or $.05 per diluted share, resulting from: (i) the revised Supplemental Security Income ratios utilized for calculating Medicare disproportionate share hospital reimbursements for federal fiscal years 2006 through 2009 ($2.4 million unfavorable after-tax impact), and; (ii) the write-off of receivables related to revenues recorded during 2011 at two of our acute care hospitals located in Florida resulting from reductions in certain county reimbursements due to reductions in federal matching Inter-Governmental Transfer funds ($2.7 million unfavorable after-tax impact).

Acute Care Services - Three-month periods ended March 31, 2012 and 2011:

At our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 1.6% and adjusted patient days increased 1.0% during the first quarter of 2012, as compared to the first quarter of 2011. Net revenues at these facilities increased 0.8% during the first quarter of 2012 as compared to the comparable quarter of the prior year. At these facilities, net revenue per adjusted admission decreased 0.8% while net revenue per adjusted patient day decreased 0.2% during the first quarter of 2012 as compared to the comparable quarter of the prior year. The declines in net revenue per adjusted admission and adjusted patient day were largely due to difficult comparisons to the prior year quarter when our net revenues were favorably impacted by positive changes in payor mix and acuity of patients treated at our hospitals and a stabilization of uninsured patient volumes. On a same facility basis, the operating margin at our acute care hospitals decreased to 18.6% during the first quarter of 2012 as compared to 20.5% during the first quarter of 2011. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of the items mentioned above and as indicated on the Supplemental Schedule).

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on charges at established rates, amounting to $315 million and $223 million during the three-month periods ended March 31, 2012 and 2011, respectively.

Behavioral Health Care Services - Three-month periods ended March 31, 2012 and 2011:

At our behavioral health care facilities, on a same facility basis, adjusted admissions increased 9.2% while adjusted patient days increased 2.8% during the first quarter of 2012 as compared to the first quarter of 2011. Net revenues at these facilities increased 5.3% during the first quarter of 2012 as compared to the comparable quarter in the prior year. At these facilities, net revenue per adjusted admission decreased 3.6% while net revenue per adjusted patient day increased 2.4% during the first quarter of 2012 over the comparable prior year quarter. The operating margin at our behavioral health care facilities owned during both periods increased to 26.8% during the first quarter of 2012 as compared to 26.5% during the first quarter of 2011.

Accounting for HITECH Act incentive payments and EHR expenses:

The health information technology provisions of the American Recovery and Reinvestment Act (referred to as the “HITECH Act”) established criteria related to the “meaningful use” of electronic health records (“EHR”) for acute care hospitals and established requirements for the Medicare and Medicaid EHR payment incentive programs.

During 2011, we began implementing EHR applications at certain of our acute care facilities and will continue to do so, on a facility-by-facility basis, until completion which is scheduled to occur by the end of 2013. Our acute care hospitals will be eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, assuming they meet the “meaningful use” criteria.

There are no EHR-related revenues included in our consolidated results of operations for the three-month periods ended March 31, 2012 and 2011. Although we received an aggregate of approximately $17 million of EHR incentive payments as of March 31, 2012, related to state Medicaid programs, these payments have been reflected as deferred revenue on our consolidated balance sheet as of March 31, 2012. These payments will be recorded as revenue on our consolidated statements of income in the periods in which the applicable hospitals are deemed to have met the “meaningful use” criteria. Although our results of operations for the three-month periods ended March 31, 2012 and 2011 include certain EHR-related expenses, the amounts did not have a material impact on our consolidated financial results.

Divestiture of behavioral health care facility:

In January, 2012, pursuant to our agreement with the Federal Trade Commission in connection with our November, 2010 acquisition of Psychiatric Solutions Inc., we received approximately $50 million of cash proceeds in connection with the divestiture of the Hospital San Juan Capestrano, a 108-bed facility located in Rio Piedras, Puerto Rico. The net pre-tax gain on the divestiture of this facility did not have a material impact on our consolidated results of operations for the three-month period ended March 31, 2012.

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 27, 2012. The dial-in number is 1-877-648-7971. A live broadcast of the call will be available on our website at www.uhsinc.com. The webcast will also be available through Thompson StreetEvents Network at http://www.earnings.com or http://www.streetevents.com, a password-protected event management site for institutional investors. A digital recording of the conference call will be available following the completion of the conference call on April 27, 2012 on our website at www.uhsinc.com.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide and in Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2011), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

During the first quarter of 2012, we adopted the Financial Accounting Standards Board’s Accounting Standards Update No. 2011-07, “Health Care Entities (Topic 954): Presentation and Disclosure of Patient Service Revenue, Provision for Bad Debts, and the Allowance for Doubtful Accounts for Certain Health Care Entities,” which required health care entities to change the presentation in their statement of operations by reclassifying the provision for bad debts associated with patient service revenue from an operating expense to a deduction from patient service revenue (net of contractual allowances and discounts). As a result, the provision for doubtful accounts for our acute care and behavioral health care facilities is reflected as a deduction for net revenues in the accompanying consolidated statements of income for the three-month periods ended March 31, 2012 and 2011. The adoption of this standard had no impact on our financial position or results of operations.

As mentioned above, our acute care hospitals may qualify for EHR incentive payments upon implementation of an EHR application assuming they meet the “meaningful use” criteria. However, there can be no assurance that we (our acute care hospitals) will ultimately qualify for these incentive payments and, should we qualify, we are unable to quantify the amount of incentive payments we may receive since the amounts are dependent upon various factors including the implementation timing at each hospital. Should we qualify for incentive payments, there may be timing differences in the recognition of the revenues and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Hospitals that do not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. Although we believe that our acute care hospitals will be in compliance with the EHR standards by 2015, there can be no assurance that all of our facilities will be in compliance and therefore not subject to the penalty provision of the HITECH Act.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2011. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2012	2011

Net revenues before provision for doubtful accounts	$1,977,003	$1,910,528
Less: Provision for doubtful accounts	151,714	153,116

Net revenues	1,825,289	1,757,412

Operating charges:
Salaries, wages and benefits	889,506	845,864
Other operating expenses	359,541	349,446
Supplies expense	209,532	207,170
Depreciation and amortization	73,820	71,351
Lease and rental expense	23,862	23,168

	1,556,261	1,496,999

Income from operations	269,028	260,413
Interest expense, net	46,710	56,417

Income before income taxes	222,318	203,996
Provision for income taxes	79,748	74,009

Net income	142,570	129,987

Less: Income attributable to noncontrolling interests	13,963	15,794

Net income attributable to UHS	$128,607	$114,193

Basic earnings per share attributable to UHS (a)	$1.33	$1.17

Diluted earnings per share attributable to UHS (a)	$1.31	$1.15

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2012	2011

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$128,607	$114,193
Less: Net income attributable to unvested restricted share grants	(168)	(149)

Net income attributable to UHS - basic and diluted	$128,439	$114,044

Weighted average number of common shares - basic	96,593	97,381

Basic earnings per share attributable to UHS:	$1.33	$1.17

Weighted average number of common shares	96,593	97,381
Add: Other share equivalents	1,198	1,487

Weighted average number of common shares and equiv. - diluted	97,791	98,868

Diluted earnings per share attributable to UHS:	$1.31	$1.15

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2012 and 2011

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended March 31, 2012		Three months ended March 31, 2011

Net revenues before provision for doubtful accounts	$1,977,003		$1,910,528
Less: Provision for doubtful accounts	151,714		153,116

Net revenues	1,825,289	100.0%	1,757,412	100.0%

Operating charges:
Salaries, wages and benefits	889,506	48.7%	845,864	48.1%
Other operating expenses	359,541	19.7%	349,446	19.9%
Supplies expense	209,532	11.5%	207,170	11.8%

	1,458,579	79.9%	1,402,480	79.8%

Operating income/margin (“EBITDAR”)	366,710	20.1%	354,932	20.2%

Lease and rental expense	23,862		23,168
Income attributable to noncontrolling interests	13,963		15,794

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	328,885	18.0%	315,970	18.0%

Depreciation and amortization	73,820		71,351
Interest expense, net	46,710		56,417

Income before income taxes	208,355		188,202

Provision for income taxes	79,748		74,009

Net income attributable to UHS	$128,607		$114,193

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2012		March 31, 2011
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS
Net income attributable to UHS	$128,607	$1.31	$114,193	$1.15
Plus/minus adjustments:
Medicare Rural Floor settlement, net of income taxes	(18,753)	(0.19)	—	—
Oklahoma SHOPP Medicaid reimbursements related to prior years, net of income taxes	(4,329)	(0.04)	—	—
Impact of revised SSI ratios and write-off Florida county receivables, net of income taxes	5,149	0.05	—	—

Subtotal after-tax adjustments to net income attributable to UHS	(17,933)	(0.18)	—	—

Adjusted net income attributable to UHS	$110,674	$1.13	$114,193	$1.15

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended March 31,
	2012	2011

Net income	$142,570	$129,987
Other comprehensive income (loss):
Unrealized derivative gains on cash flow hedges	1,615	2,307
Amortization of terminated hedge	(84)	(84)

Other comprehensive income before tax	1,531	2,223
Income tax expense related to items of other comprehensive income	582	860

Total other comprehensive income, net of tax	949	1,363

Comprehensive income	143,519	131,350
Less: Comprehensive income attributable to noncontrolling interests	13,963	15,794

Comprehensive income attributable to UHS	$129,556	$115,556

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$41,999	$41,229
Accounts receivable, net	1,116,634	969,802
Supplies	96,974	96,775
Deferred income taxes	115,916	108,324
Other current assets	91,622	99,859
Assets of facilities held for sale	0	48,916

Total current assets	1,463,145	1,364,905

Property and equipment	5,185,774	5,106,160
Less: accumulated depreciation	(1,881,538)	(1,818,180)

	3,304,236	3,287,980

Other assets:
Goodwill	2,629,765	2,627,602
Deferred charges	105,870	111,780
Other	280,265	272,978

	$7,783,281	$7,665,245

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$2,512	$2,479
Accounts payable and accrued liabilities	814,173	832,125
Federal and state taxes	75,305	0
Liabilities of facilities held for sale	0	2,329

Total current liabilities	891,990	836,933

Other noncurrent liabilities	403,071	401,908
Long-term debt	3,581,844	3,651,428
Deferred income taxes	198,645	209,592

Redeemable noncontrolling interest	228,928	218,266

UHS common stockholders’ equity	2,427,312	2,296,352
Noncontrolling interest	51,491	50,766

Total equity	2,478,803	2,347,118

	$7,783,281	$7,665,245

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months
	ended March 31,
	2012	2011

Cash Flows from Operating Activities:
Net income	$142,570	$129,987
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	73,820	71,526
Stock-based compensation expense	5,486	3,954
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(146,670)	(103,919)
Accrued interest	13,280	12,875
Accrued and deferred income taxes	75,471	68,994
Other working capital accounts	(48,074)	(27,056)
Other assets and deferred charges	13,620	6,777
Other	(2,082)	11,208
Accrued insurance expense, net of commercial premiums paid	24,581	23,744
Payments made in settlement of self-insurance claims	(18,279)	(14,913)

Net cash provided by operating activities	133,723	183,177

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(92,563)	(56,558)
Proceeds received from sale of assets and businesses	53,461	991
Costs incurred for purchase and implementation of electronic health records application	(14,501)	(8,145)

Net cash used in investing activities	(53,603)	(63,712)

Cash Flows from Financing Activities:
Reduction of long-term debt	(70,942)	(136,403)
Additional borrowings	0	73,500
Financing costs	0	(23,140)
Repurchase of common shares	(2,017)	(3,170)
Dividends paid	(4,832)	(4,876)
Issuance of common stock	1,016	1,251
Profit distributions to noncontrolling interests	(2,575)	(4,025)

Net cash used in financing activities	(79,350)	(96,863)

Increase in cash and cash equivalents	770	22,602
Cash and cash equivalents, beginning of period	41,229	29,474

Cash and cash equivalents, end of period	$41,999	$52,076

Supplemental Disclosures of Cash Flow Information:
Interest paid	$25,945	$37,130

Income taxes paid, net of refunds	$3,419	$4,527

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

	% Change Quarter Ended
Same Facility:	3/31/2012

Acute Care Hospitals
Revenues	0.8%
Adjusted Admissions	1.6%
Adjusted Patient Days	1.0%
Revenue Per Adjusted Admission	-0.8%
Revenue Per Adjusted Patient Day	-0.2%

Behavioral Health Hospitals

Revenues	5.3%
Adjusted Admissions	9.2%
Adjusted Patient Days	2.8%
Revenue Per Adjusted Admission	-3.6%
Revenue Per Adjusted Patient Day	2.4%

UHS Consolidated	First Quarter Ended
	3/31/2012	3/31/2011

Revenues	$1,825,289	$1,757,412
EBITDA (1)	$328,885	$315,970
EBITDA Margin (1)	18.0%	18.0%

Cash Flow From Operations	$133,723	$183,177
Days Sales Outstanding	56	48
Capital Expenditures	$92,563	$56,558

Debt	3,584,356	3,853,892
Shareholders Equity	2,427,312	2,094,393
Debt / Total Capitalization	59.6%	64.8%
Debt / EBITDA (2)	3.10	4.43
Debt / Cash From Operations (2)	5.36	7.07

Acute Care EBITDAR Margin (3)	18.6%	20.5%
Behavioral Health EBITDAR Margin (3)	26.3%	26.1%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest. Before Adjustments shown on Supplemental Schedule.

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

FOR THE THREE MONTHS ENDED

MARCH 31, 2012 AND 2011

AS REPORTED:

	Acute			Behavioral Health
	03/31/12	03/31/11%		03/31/12	03/31/11%

Hospitals owned and leased	21	21	0.0%	175	180	-2.8%
Average licensed beds	5,784	5,695	1.6%	19,088	19,396	-1.6%
Patient days	299,417	307,386	-2.6%	1,309,162	1,299,272	0.8%
Average daily census	3,290.3	3,415.4	-3.7%	14,386.4	14,436.4	-0.3%
Occupancy-licensed beds	56.9%	60.0%	-5.1%	75.4%	74.4%	1.3%
Admissions	66,555	67,938	-2.0%	95,775	89,563	6.9%
Length of stay	4.5	4.5	-0.6%	13.7	14.5	-5.8%

Inpatient revenue	$3,349,035	$3,222,247	3.9%	$1,422,085	$1,391,201	2.2%
Outpatient revenue	1,598,517	1,370,118	16.7%	161,258	149,595	7.8%
Total patient revenue	4,947,552	4,592,365	7.7%	1,583,343	1,540,796	2.8%
Other revenue	21,730	17,354	25.2%	36,568	34,208	6.9%
Gross hospital revenue	4,969,282	4,609,719	7.8%	1,619,911	1,575,004	2.9%

Total deductions and bad debt	4,015,050	3,687,177	8.9%	755,038	746,056	1.2%

Net hospital revenue	$954,232	$922,542	3.4%	$864,873	$828,948	4.3%

SAME FACILITY:

	Acute			Behavioral Health (1)
	03/31/12	03/31/11%		03/31/12	03/31/11%

Hospitals owned and leased	21	21	0.0%	175	175	0.0%
Average licensed beds	5,784	5,695	1.6%	18,909	18,840	0.4%
Patient days	299,417	307,386	-2.6%	1,300,636	1,271,286	2.3%
Average daily census	3,290.3	3,415.4	-3.7%	14,292.7	14,125.4	1.2%
Occupancy-licensed beds	56.9%	60.0%	-5.1%	75.6%	75.0%	0.8%
Admissions	66,555	67,938	-2.0%	94,752	87,235	8.6%
Length of stay	4.5	4.5	-0.6%	13.7	14.6	-5.8%

(1)	King George School, Marion, Pennsylvania Clinical School, San Juan Capestrano, Brooke Glen Behavioral, and Jefferson Trail are excluded in current and prior years.